UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010
SONOCO PRODUCTS COMPANY
Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
     Item 8.01 Other Events.
On June 30, 2010, Sonoco Products Company announced that it had completed the acquisition of Associated Packaging Technologies, Inc. (APT), North America’s largest manufacturer and supplier of Crystallized Polyethylene Terepthalate (CPET) containers to the frozen food industry.
The all-cash purchase price, including the cost of paying off various obligations of APT, was approximately $120 million, subject to certain possible adjustments. The acquisition is expected to be modestly accretive in 2010 and is expected to generate annualized sales of approximately $150 million. The transaction closed on June 29, 2010. APT was previously majority owned by investment funds controlled by Castle Harlan, Inc.
Founded in 1993, APT is a leading provider of dual-ovenable, food packaging serving the frozen food industry in North America, Europe and Australia/New Zealand. The Company operates four state-of-the-art CPET thermoforming manufacturing facilities in Cambridge, Ontario, Canada; Chillicothe, Missouri; Waynesville, North Carolina; and Carrickmacross, Ireland, and employs more than 400 workers. In addition to being able to manufacture approximately 3 billion CPET containers annually, APT has monolayer and multilayer barrier Polypropylene container capabilities. The company also is a pioneer in the development of recycled PET (RePET) frozen food trays.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY
Date: July 1, 2010	By:	/s/ C.J. Hupfer
C.J. Hupfer
SeniorVice President and Chief Financial Officer

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